SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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SOVRAN SELF STORAGE, INC.
______________________________________________________________________
(Name of Registrant as Specified in its Charter)
______________________________________________________________________
(Name of Person(s) Filing Proxy Statement,
if other than Registrant)
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid ]previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SOVRAN SELF STORAGE, INC.
6467 Main Street Buffalo, New York 14221

Dear Shareholder:

          You are cordially invited to attend the 2003 Annual Meeting of Shareholders on Thursday, May 15, 2003 at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202. The Annual Meeting will begin promptly at 11:00 a.m. (E.D.T.).

          The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of six Directors to serve until the 2004 Annual Meeting of Shareholders, "FOR" the amendment to the Sovran Self Storage, Inc. 1995 Outside Directors' Stock Option Plan, and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for the 2003 fiscal year.

          The vote of every Shareholder is important. You may vote your shares via the toll free telephone number or via the Internet (see instructions on the enclosed proxy card) or you may sign and date the accompanying proxy card and return it promptly in the postage paid envelope provided. Returning your completed proxy card will not prevent you from voting in person at the meeting should you be present and wish to do so. Please note that the telephone number is available only for calls originating in the United States or Canada. Please take the time to vote. As explained in the Proxy Statement, you may withdraw your proxy at any time before it is actually voted at the meeting.

          If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another Shareholder, please bring written confirmation from the record owner that you are acting as a proxy. If you will need special assistance at the meeting, please contact Sovran Investor Relations at (716) 633-1850.

          The Board of Directors and management look forward to greeting those Shareholders who are able to attend the Annual Meeting.
Sincerely, David L. Rogers Secretary

April 10, 2003

SOVRAN SELF STORAGE, INC.
6467 Main Street Buffalo, New York 14221

_______________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
_______________

TO THE SHAREHOLDERS OF SOVRAN SELF STORAGE, INC.:

          NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Sovran Self Storage, Inc. will be held at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202, on Thursday, May 15, 2003, at 11:00 a.m. (E.D.T.), to consider and take action on the following:
1.	The election of six Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

2.

An amendment to the Sovran Self Storage, Inc. 1995 Outside Directors' Stock Option Plan to increase the number of shares of Common Stock available for grant and to increase the amount of initial and annual grants thereunder.

3.	The ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent accountants to audit the accounts of the Company for the fiscal year ending December 31, 2003.

4.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

          FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only Shareholders of record at the close of business on April 4, 2003 will be entitled to notice of the meeting and to vote at the meeting.

          Shareholders who will be unable to attend the Annual Meeting in person may attend the meeting by proxy. Such Shareholders are requested to complete, date, sign and return the proxy card in the envelope enclosed or to vote their proxy by telephone or via the Internet as described on the enclosed proxy card.

By Order of the Board of Directors, David L. Rogers Secretary

Buffalo, New York
April 10, 2003

SOVRAN SELF STORAGE, INC.
6467 Main Street Buffalo, New York 14221

_______________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
_______________

          This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sovran Self Storage, Inc. (the "Company") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 15, 2003 at 11:00 a.m. (E.D.T.) at The Mansion on Delaware Avenue, 414 Delaware Avenue, Buffalo, New York 14202, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Only Shareholders of record at the close of business on April 4, 2003 are entitled to notice of and to vote at the meeting. This Proxy Statement and the enclosed form of proxy are first being mailed to Shareholders on or about April 10, 2003.

          Shareholders of record may vote by (i) attending the meeting, (ii) using the toll-free telephone number shown on the proxy card, (iii) voting via the Internet at the address shown on the proxy card, or (iv) marking, dating, signing and returning the enclosed proxy card. Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. The proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy (including a telephone or Internet vote) bearing a later date, or by attending the Annual Meeting and voting in person.

          The entire cost of preparing, assembling and mailing the proxy material will be borne by the Company. The Company will reimburse brokerage firms, banks and other securities custodians for their expenses in forwarding proxy materials to their principals. Solicitations other than by mail may be made by officers or by regular employees of the Company without additional compensation.

          Only Shareholders of record at the close of business on April 4, 2003, are entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. At the close of business on April 4, 2003, there were issued and outstanding 12,936,034 shares of Common Stock. Each share of Common Stock has one vote. A majority of shares entitled to vote at the Annual Meeting will constitute a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for all other purposes. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter at the Annual Meeting will not be included in determining whether a quorum is present.

          The Company will provide Shareholders, without charge, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the period ended December 31, 2002, including the financial statements and schedules thereto, on written request to David L. Rogers, Secretary of the Company, at 6467 Main Street, Buffalo, New York 14221.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          To the best of the Company's knowledge, there are no beneficial owners of more than 5% of the Company's Common Stock.

          The following table sets forth for each current Director, each nominee for Director and each of the executive officers named in the Summary Compensation Table and for all Directors and executive officers as a group, information concerning beneficial ownership of the Company's Common Stock. Unless otherwise stated, to the best of the Company's knowledge, each person has sole voting and investment power with respect to the shares listed.

Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned as of April 4, 2003 (2) (3) (4)	Percent of Common Stock Owned

Robert J. Attea..........................	246,420	1.90%
Kenneth F. Myszka...................	254,805	1.97%
Charles E. Lannon.....................	168,200	1.30%
John E. Burns............................	35,700	*
Michael A. Elia.........................	22,500	*
Anthony P. Gammie.................	35,432	*
David L. Rogers........................	196,441	1.52%
Directors and Executive Officers as a Group (seven persons).....	959,498	7.42%

________________
*	Represents beneficial ownership of less than 1% of outstanding Common Stock on April 4, 2003.

(1)	The address for all owners is c/o Sovran Self Storage, Inc., 6467 Main Street, Buffalo, New York 14221.

(2)

Includes 68,850, 78,850, 34,000, 22,500, 22,500, 22,500 and 78,850 shares of Common Stock that may be acquired by Messrs. Attea, Myszka, Lannon, Burns, Elia, Gammie and Rogers, respectively, through the exercise, within sixty days, of options granted under the 1995 Award and Option Plan and the 1995 Outside Directors' Stock Option Plan.

(3)

Excludes 3,415, 3,415, 3,023 and 1,579 shares of Common Stock issuable to each of Messrs. Burns, Elia, Gammie and Lannon, respectively, in payment of amounts credited to their accounts under the Company's Deferred Compensation Plan for Directors.

(4)	Includes 46,488, 41,354 and 41,354 shares of restricted stock as to which the Messrs. Attea, Myszka and Rogers, respectively, have voting power but no investment power.

1.   ELECTION OF DIRECTORS

          It is intended that the proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees for Director named below. Assuming a quorum is present, Directors are elected by a plurality of the affirmative votes cast; accordingly, votes withheld and broker non-votes will have no effect. The nominees proposed are all presently members of the Board.

          The nominees named herein will hold office until the next succeeding Annual Meeting of Shareholders and until their successors are duly elected and qualified. In the event any nominee becomes unavailable and a vacancy exists, it is intended that the persons named in the proxy may vote for a substitute who will be recommended by the then remaining Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as Directors.
Name	Age	Title and Principal Occupation

Robert J. Attea . . . . . . . . . . . .	61

Chairman of the Board and Chief Executive Officer. Mr. Attea has been Director and Chairman of the Board since 1995 and was re-appointed Chief Executive Officer in March 1997. From 1988 to 1995, Mr. Attea served as President and Chief Executive Officer of the Company's predecessor. From 1985 to 1988, he served as Director of Acquisitions and Vice President of Property Management.

Kenneth F. Myszka . . . . . . . . .	54

President and Chief Operating Officer. Mr. Myszka has been President and Director since 1995. Mr. Myszka was the Chief Executive Officer of the Company until March 1997 at which time he became the Chief Operating Officer. From 1982 to 1995, Mr. Myszka served as Senior Vice President of the Company's predecessor.

John E. Burns . . . . . . . . . . . . .	56

Director since 1995. Mr. Burns is President of Altus Capital, L.L.C., an investment management company. From 1998 through 2000, Mr. Burns was Chairman of Sterling, a division of National City Bank, which provides tax and financial counseling services to affluent families. From 1980 to 1998, he was President and founder of its predecessor, Sterling Ltd. Co.

Michael A. Elia . . . . . . . . . . . .	51

Director since 1995. Mr. Elia had been President, Chief Executive Officer and a director of Sevenson Environmental Services, Inc., an environmental remediation contractor, from 1984 to March 2002, when it was merged into SCC Contracting, Inc., of which he is President, Chief Executive Officer and a director.

Anthony P. Gammie . . . . . . . .	68	Director since 1995. From 1985 through March of 1996, Mr. Gammie was Chairman of the Board and Chief Executive Officer of Bowater Incorporated.

Charles E. Lannon . . . . . . . . .	55

Director since 1995. Mr. Lannon was the Senior Vice President - Marketing of the Company's predecessor from 1982 to 1995. Mr. Lannon left the employ of the Company to become the Chief Executive Officer of an unrelated business owned by Mr. Lannon. He is currently President of Strategic Capital, Inc., a consulting firm.

EXECUTIVE OFFICERS OF THE COMPANY
Name	Age	Title

Robert J. Attea . . . . . . . .	61	Chairman of the Board and Chief Executive Officer
Kenneth F. Myszka . . . .	54	President and Chief Operating Officer
David L. Rogers . . . . . . .	47	Chief Financial Officer and Secretary

          David L. Rogers. From 1995 to the present, David L. Rogers has served as the Company's Chief Financial Officer and Secretary. From 1988 to 1995, Mr. Rogers served as the Vice President of Finance of the Company's predecessor.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

          The Board of Directors held four meetings during the fiscal year ended December 31, 2002.

          Audit Committee. The Audit Committee is composed of Messrs. Burns, Elia and Gammie, each of whom is "independent" as that term is defined in the New York Stock Exchange listing standards. The Audit Committee held two meetings during the fiscal year ended December 31, 2002. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee," included in this proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors.

          Compensation Committee. The Compensation Committee is composed of Messrs. Burns, Elia and Gammie and makes decisions with respect to compensation of executive officers and administers the Company's 1995 Award and Option Plan. The Compensation Committee held one meeting during the fiscal year ended December 31, 2002.

          The Board of Directors does not have a nominating committee.

REPORT OF THE AUDIT COMMITTEE

          The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

          The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors' independence.

          The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held two meetings during fiscal year 2002, each of which was attended by all members.

          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to Shareholder approval, the selection of the Company's independent auditors.

Audit Committee JOHN E. BURNS, CHAIR MICHAEL A. ELIA ANTHONY P. GAMMIE

BOARD AND COMMITTEE ATTENDANCE

          During the fiscal year ended December 31, 2002, all Directors attended at least 75% of the meetings of the Board of Directors and of the Committees of the Board on which they served.

COMPENSATION OF DIRECTORS

          The Company pays its Directors who are not also officers of the Company an annual fee of $18,000. An additional $2,500 is paid to each chair of the Audit and Compensation Committees. Outside Directors are also paid a meeting fee of $1,000 for each special meeting attended. In addition, the Company will reimburse all Directors for expenses incurred in attending meetings. Under the Deferred Compensation Plan for Directors, outside Directors may elect to have all or part of their fees credited to a deferred compensation account in the form of Units. The number of Units credited will be equal to the number of shares of the Company's Common Stock that could have been purchased using the closing price of the Company's Common Stock on the day immediately preceding the date on which the fees were payable. When the Company declares cash dividends on its Common Stock, additional Units will be credited to the deferred compensation accounts based on the reinvestment of the "dividend" on the Units credited to the deferred compensation accounts on the dividend record dates. Amounts credited to the deferred compensation accounts will be paid to Directors in the form of shares of the Company's Common Stock, the number of which shares will equal the number of Units credited to the accounts.

          Pursuant to the 1995 Outside Directors' Stock Option Plan, each Director who is not an officer or employee of the Company is granted, effective as of the Director's initial election or appointment, a ten-year option to acquire 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant, and will, as of the close of each annual shareholders' meeting thereafter, be granted a ten-year option to acquire an additional 3,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant. The initial options for 3,000 shares of Common Stock are exercisable one year from the date of grant; the Directors' options awarded annually thereafter vest immediately. The exercise price is payable in cash or by delivery of shares of Common Stock owned by the Director, or a combination of cash and shares. No Director options were exercised during 2002. The 1995 Outside Directors' Stock Option Plan is proposed to be amended. See page 12.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Directors, officers and greater-than-10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on review of information furnished to the Company and reports filed through the Company, the Company believes that all Section 16(a) filing requirements applicable to its Directors, officers and greater-than-10% beneficial owners were complied with during 2002.

          The Board of Directors recommends a vote "FOR" the election of the nominees named above.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

          Decisions on compensation of the Company's executives are made by the Compensation Committee of the Board. During 2002 the Compensation Committee consisted of Messrs. Burns, Elia and Gammie, each of whom is a non-employee Director. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. No officer or employee participated in the deliberations of the Compensation Committee or the Board of Directors concerning executive officer compensation.

          During 1998, 2000 and 2001, the Company engaged a compensation consulting firm to review the Company's executive compensation program, evaluate its competitiveness and make recommendations that would enable the Company to motivate and retain top executives with a view to maximizing Shareholder value. The consulting firm focused on base salary, annual incentives and long-term incentives and utilized published survey data and information from a peer group of companies in the public storage REIT industry. The Compensation Committee used the results of the consulting firm's evaluation, as well as other relevant information, as the basis for its decisions on executive compensation in 2002.

          The Company's executive compensation policies are to provide competitive levels of compensation that integrate pay with the Company's performance goals, reward profitability, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. In 2002, these policies were carried out through the compensation components of salary, incentive compensation, perquisites and restricted stock. In addition, the Committee treats the tax deductibility of executive compensation as an important factor in its decision-making, since the deductibility may affect the required REIT distributions.

          A competitive salary structure is the most fundamental component of executive compensation used by the Compensation Committee to assist in attracting and retaining qualified executives. Salaries for the executive officers for 2002 were established based on these fundamentals.

          The Company maintains an incentive compensation plan which provides for the payment of bonuses to the executive officers based upon the achievement of specified increases in the Company's Funds from Operations per Common Share and other performance criteria and upon such participant's base compensation as shown for the named executive officers in the Summary Compensation Table, for the year in which the increase occurred. The bonuses may be paid in cash, restricted stock or a combination of cash and restricted stock. The application of these criteria resulted in the bonuses reflected in the Summary Compensation Table.

          Perquisites, which include an automobile allowance and reimbursement of miscellaneous expenses, do not relate directly to the Company's performance. Instead, these relatively inexpensive components of executive compensation are primarily viewed as necessary to keep compensation levels competitive and to assist in attracting and retaining qualified executives.

          The Compensation Committee also believes that stock ownership by management and employees serves as an incentive to enhance shareholder value. In 2002, no stock options were granted to executive officers. Restricted stock was awarded to executive officers in 2002.

          The Compensation Committee's approach to establish Mr. Attea's compensation does not differ from the approach to establish all executive compensation and is in keeping with the policies previously stated.

          The Board of Directors did not modify or reject any action or recommendation by the Compensation Committee in any material way.

Compensation Committee MICHAEL A. ELIA, CHAIR JOHN E. BURNS ANTHONY P. GAMMIE

SUMMARY COMPENSATION TABLE
	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Base Salary ($)	Bonus ($)	Restricted Stock Award ($)(1)	Securities Underlying Options (#)	All Other Compensation ($)(2)

Robert J. Attea.................... Chairman of the Board and Chief Executive Officer	2002 2001 2000	$309,000 $292,000 $210,000	$0 $0 $0	$198,002 $689,270 $114,650	0 20,000 0	$1,938 $2,262 $2,908

Kenneth F. Myszka............ President and Chief Operating Officer	2002 2001 2000	$300,760 $292,000 $210,000	$0 $0 $0	$193,761 $581,270 $114,650	0 40,000 0	$1,938 $2,262 $2,908

David L. Rogers................ Chief Financial Officer and Secretary	2002 2001 2000	$300,760 $292,000 $210,000	$0 $0 $0	$193,761 $581,270 $114,650	0 40,000 0	$1,938 $2,262 $2,908

(1)

The amounts shown represent the value of restricted stock issued to the named executive officers pursuant to the Company's 1995 Award and Option Plan as follows: August 5, 2002 - 6,256, 6,122, and 6,122 shares to Messrs. Attea, Myszka and Rogers, respectively; December 20, 2001 - 6,055 shares to each of Messrs. Attea, Myszka and Rogers; February 9, 2001 - 23,400, 18,400 and 18,400 shares to Messrs. Attea, Myszka and Rogers, respectively; and May 24, 2000 - 5,627 shares to each of Messrs. Attea, Myszka and Rogers. The restricted shares issued on August 5, 2002 were in lieu of cash bonuses under the Company's incentive compensation plan. The shares of restricted stock vest at the rate of 12.5% per year beginning on the foregoing dates and dividends are paid on the shares. As of December 31, 2002, the number and fair market value of all shares of restricted stock held by the named executive officers were as follows: Mr. Attea - 46,488 shares, $1,318,400; Mr. Myszka - 41,354 shares, $1,172,800; and Mr. Rogers - 41,354 shares, $1,172,800.

(2)	Represents employer matching contributions under the Company's 401(k) Plan.

FISCAL YEAR-END OPTION VALUES
	Number of Unexercised Options at Year-End (#)		Valuable of Unexercisable In-the-Money Options at Year-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Attea	54,880	23,970	$132,969	$107,432
Kenneth F. Myszka	59,880	38,970	$166,769	$208,832
David L. Rogers	59,880	38,970	$166,769	$208,832

EQUITY COMPENSATION PLAN INFORMATION

          The following table sets forth certain information as of December 31, 2002, with respect to equity compensation plans under which shares of Sovran Self Storage, Inc. common stock may be issued.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance (#)

Equity compensation plans approved by shareholders: 1995 Award and Option Plan 1995 Outside Directors' Stock Option Plan Deferred Compensation Plan for Directors (1)	647,275 87,500 11,431	$22.68 $25.99 N/A	383,360 12,500 8,569

Equity compensation plans not approved by shareholders:	N/A	N/A	N/A

(1)

Under the Deferred Compensation Plan for Directors, non-employee Directors may defer all or part of their Directors' fees that are otherwise payable in cash. Directors' fees that are deferred under the Plan will be credited to each Director's account under the Plan in the form of Units. The number of Units credited is determined by dividing the amount of Directors' fees deferred by the closing price of the Company's Common Stock on the New York Stock Exchange on the day immediately preceding the day upon which Directors' fees otherwise would be paid by the Company. A Director is credited with additional Units for dividends on the shares of Common Stock represented by Units in such Director' Account. A Director may elect to receive the shares in a lump sum on a date specified by the Director or in quarterly or annual installments over a specified period and commencing on a specified date.

EMPLOYMENT AGREEMENTS

           In 1995, the Company entered into employment agreements with Messrs. Attea, Myszka and Rogers that require each of them to devote their full business time to the Company. Each employment agreement has a three-year term with an automatic extension each year for an additional year. The employment agreements provide for certain severance payments in the event of the executive's death or disability, his termination without cause or his resignation with good reason. Each employment agreement prohibits the executive, during employment and during the two-year period following termination of employment, from engaging in the self-storage business.

CERTAIN TRANSACTIONS

           The Company is a party to two joint ventures, one of which was formed in 2000 and the other in 2001, pursuant to which the Company and its respective joint venture partners each contributed self-storage facilities. In late 2001 and early 2002, the joint ventures engaged in financing transactions with institutional lenders. To address certain requirements imposed by the lenders, the Company transferred certain management functions of each joint venture, and made a contribution of 2% of its interest in the joint venture, to a newly formed corporation (each, a "Manager") in which the Company received a 49% interest; however, the Company continues to manage the day-to-day operations of the storage facilities. In return for its contribution to each Manager, the Company received consideration having a value determined by it to be equal to the value of its contribution. In connection with the financing transactions, Frederick G. Attea (brother of the Company's Chief Executive Officer) and two unrelated individuals purchased interests in the Managers. Mr. Attea acquired a 19% interest in each Manager for $76,300 in the aggregate, which was at a per-share price equal to the consideration paid by the other investors, including the Company. Mr. Attea also acquired a minority interest in the Locke Group LLC, which owns an indirect minority interest in each joint venture. The joint ventures paid $842,000 in management fees to the Company in 2002.

           Frederick G. Attea is a partner of the law firm of Phillips, Lytle, Hitchcock, Blaine & Huber LLP, which has represented and is currently representing the Company.

           The Company has a Facilities Services Agreement with several businesses owned by Mr. Lannon whereby such businesses pay for the use of certain common facilities in the Company's offices negotiated by the parties at arms-length. Charges under the Facilities Services Agreement are periodically reviewed by the Audit Committee of the Company's Board of Directors.

           During 2002, the Company employed the brother-in-law of its Chief Executive Officer as its Vice President of Sales and Marketing, the brother of its President as its Vice President of Joint Ventures, and the brother of its Chief Financial Officer as its Vice President of Truck Operations. The average annual salary and bonus paid to these three individuals was $72,500 during 2002.

CORPORATE PERFORMANCE GRAPH

           The following chart and line-graph presentation compares (i) the Company's shareholder return on an indexed basis since December 31, 1997 with (ii) the S&P Stock Index and (iii) the National Association of Real Estate Investment Trusts Equity Index.

Performance Graph

CUMULATIVE TOTAL SHAREHOLDER RETURN
SOVRAN SELF STORAGE, INC.
DECEMBER 31, 1997 - DECEMBER 31, 2002
	Dec. 31, 1997	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002

S&P	100.00	128.58	155.63	141.46	124.65	97.10
NAREIT	100.00	82.50	78.69	99.43	113.29	117.61
SSS	100.00	83.65	68.04	81.50	140.41	137.96

The foregoing item assumes $100.00 invested on December 31, 1997, with dividends reinvested.

2.   AMENDMENT TO THE 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN

          The Board of Directors has approved, subject to Shareholder approval, an amendment ("Amendment") to the Company's 1995 Outside Directors' Stock Option Plan, as amended (the "Directors' Plan") to (i) provide for an increase in the number of shares of Common Stock ("Common Shares") authorized to be issued under the Directors' Plan from 100,000 to 150,000, and (ii) to increase the number of shares covered by initial and annual grants to be made under the Directors' Plan from 3,000 to 3,500.

          Under the Directors' Plan, adopted by Shareholders in 1995, the maximum number of Common Shares that may be issued under the Directors' Plan was 50,000, subject to equitable adjustment. The Directors' Plan was amended with the approval of Shareholders in 1999 to (i) increase the number of Common Shares authorized to be issued under the Directors' Plan from 50,000 to 100,000, and (ii) to increase the number of shares covered by initial and annual grants to be made under the Directors' Plan from 2,500 to 3,000. As of December 31, 2002, 12,500 Common Shares remained available under the Directors' Plan. In view of the limited number of Common Shares remaining available for grant under the Directors' Plan, Shareholders are requested to authorize additional Common Shares under the Directors' Plan to cover anticipated awards to be granted by the Company in the future in accordance with the provisions of the Directors' Plan, as proposed to be amended.

          The purpose of the Directors' Plan is to promote the long-term financial success of the Company and thereby increase Shareholder value by enabling the Company to attract and retain outstanding outside Directors whose judgment, interest and special efforts are essential to the conduct of the Company's operations. In 2001, the Company engaged a compensation consulting firm to study its Board of Director compensation program and to evaluate its competitiveness. This evaluation included published surveys of director compensation for comparably sized companies, as well as data for a peer group of companies. Based on this evaluation, the consulting firm recommended that the level of options granted under the Directors' Plan be increased as provided for in the Amendment.

          The following is a summary of the principal provisions of the Directors' Plan, after giving effect to the proposed Amendment.

          Under the Directors' Plan, each Director who is not an officer or employee of the Company will be granted, effective as of the Director's initial election or appointment to the Board, a ten-year option to acquire 3,500 Common Shares at the fair market value of a Common Shares on the date the option is granted, and will, effective as of the close of each annual shareholders' meeting thereafter, be granted a ten-year option to acquire an additional 3,500 Common Shares at the fair market value of a Common Share on the date of grant. The initial options for 3,500 Common Shares are exercisable beginning one year from the date of grant; options awarded annually thereafter vest immediately. No options may be transferred other than by will or the laws of descent and distribution. The exercise price of options granted under the Directors' Plan may be paid in cash or, if permitted by the Board of Directors or its authorized committee, by exchanging shares of Common Stock owned by the optionee, or a combination of cash and shares. The value of shares exchanged in full or partial payment of the exercise price will be based on the fair market value of the shares at the time the option is exercised. The Company may facilitate the cashless exercise of options through customary brokerage arrangements.

          Under the Directors' Plan, options terminate and cease to be exercisable on the date an outside Director ceases to serve as a Director except that if a Director ceases to serve because of death, disability or mandatory resignation due to age, the outside Director, or his or her personal representative, may exercise any outstanding options to the extent exercisable on the date of such death, disability or resignation, during the one-year period thereafter.

          In the event of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (iii) the sale of all or substantially all of the outstanding Common Stock or assets of the Company to another entity, the Directors' Plan and outstanding options will terminate unless provision is made for the assumption of outstanding options or the substitution of new options for outstanding options. In the event of such termination, any unexercised portion of outstanding options which is vested and exercisable at that time shall be exercisable for at least 15 days prior to the date of such termination.

          In the event of a stock dividend, stock split, merger, consolidation or other change in the Company's capital structure, the maximum number of Common Shares available for issuance under the Directors' Plan and the number of Common Shares subject to outstanding options (together with the respective exercise prices) will be appropriately adjusted.

          A Director does not have taxable income at the time options are granted, but does have taxable income at the time of exercise equal to the difference between the purchase price of the shares and the fair market value of the shares on the date of exercise. An equal amount may be claimed as a deduction by the Company.

          If a Director exercises an option by transferring shares of Company's Common Stock to the Company to pay all or part of the purchase price, the Director will not recognize gain or loss with respect to the already owned shares exchanged. The number of Common Shares received upon exercise of the option equal to the number of shares exchanged will have a basis and holding period equal to the basis and holding period the option holder had in the shares exchanged. The fair market value of the additional shares received will be includible in the Director's income upon exercise and the Director's basis in such shares will equal such value. An equal amount may be claimed as a deduction by the Company.

          Only a Director who is not an officer or employee of the Company is eligible to receive option grants under the Directors' Plan. The approximate number of persons eligible to participate in the Directors' Plan is four. As of April 4, 2003, the per share closing sale price of the Company's Common Stock, as reported by the New York Stock Exchange, was $28.16. If all of the nominees for election to the Board are elected and the Amendment is approved by Shareholders, the option grants in 2003 under the Directors' Plan will be as set forth below.

NEW PLAN BENEFITS

1995 Outside Directors Stock Option Plan, as amended
Director Name	Number of Common Shares Underlying Option Grants	Dollar Value of Grant (1)
John E. Burns	3,500	$6,930
Michael A. Elia	3,500	$6,930
Anthony P. Gammie	3,500	$6,930
Charles E. Lannon	3,500	$6,930
Non-Employee Directors as a Group	14,000	$27,720

(1)

Using the Black-Scholes option valuation model, the Company estimates that the fair value of options that will be granted under the Directors' Plan in 2003 will be $1.98 per Common Share covered by the option. This estimate was arrived at by using the following weighted average assumptions: risk-free interest rate of 4%, dividend yield of 8%, and volatility factor of the expected market price of the Common Shares of .21. The Black-Scholes model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, The Black-Scholes model requires the input of highly subjective assumptions, including the expected stock price volatility. Because the stock options granted under the Directors' Plan have characteristics that are significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the Company cannot assure you that the Black-Scholes model provides a reliable measure of the fair value of the options granted under the Directors' Plan.

          Approval of the Amendment requires the affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote at the Annual Meeting, provided that a majority of the outstanding shares of the Company's Common Stock vote on the proposal.

          The Board of Directors recommends a vote "FOR" the proposal to approve the Amendment to the 1995 Outside Directors' Stock Option Plan.

3.   APPOINTMENT OF INDEPENDENT ACCOUNTANTS

          Subject to ratification by the Shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Fees billed to the Company for fiscal years 2002 and 2001 by Ernst & Young LLP were as follows:

	2002	2001
Audit Fees	$88,300	$55,550
Audit-Related Fees	$5,500	$5,290
Tax Fees	$74,260	$65,270
All Other Fees	$0	$0

The audit fees in 2002 include services related to the Company's issuance of Series C Preferred Stock.

          Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

          The Audit Committee and Board of Directors recommends a vote "FOR" the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent accountants.

PROPOSALS OF SHAREHOLDERS FOR 2004 ANNUAL MEETING

          To be considered for inclusion in the proxy materials for the 2004 Annual Meeting of Shareholders, Shareholder proposals must be received by the Secretary of the Company, 6467 Main Street, Buffalo, New York 14221, no later than December 11, 2003.

          The Company's By-Laws set forth the procedure to be followed by a Shareholder who wishes to present a proposal at an Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials). Only a Shareholder of record entitled to vote at an Annual Meeting may present a proposal and must give timely written notice thereof to the Secretary of the Company at the address noted above. Generally, such notice must be received by the Company not less than 75 days nor more than 180 days prior to the anniversary date of the immediately preceding Annual Meeting. However, if such meeting is called for a date more than seven days prior to the anniversary date, then the notice must be received not later than the close of business on (i) the 20th day following the earlier of (a) the date on which notice of the date of the meeting was mailed to Shareholders or (b) the date on which the date of such meeting was publicly disclosed, or (ii) if the date of notice or public disclosure occurs more than 75 days prior to the scheduled date of the meeting, then the later of (a) the 20th day following the first to occur of such notice or public disclosure or (b) the 75th day prior to the scheduled date of the meeting.

OTHER MATTERS

          At the time of the preparation of this Proxy Statement, the Board of Directors of the Company did not contemplate or expect that any business other than that pertaining to the subjects referred to in this Proxy Statement would be brought up for action at the meeting, but in the event that other business calling for a Shareholders' vote does properly come before the meeting, the Proxies will vote thereon according to their best judgment in the interest of the Company.
By Order of the Board of Directors, David L. Rogers Secretary

April 10, 2003

SOVRAN SELF STORAGE, INC.

SOLICITED BY THE BOARD OF DIRECTORS
for the Annual Meeting of Shareholders -- May 15, 2003

Robert J. Attea, Kenneth F. Myszka and David L. Rogers, and each of them with full power of substitution, are hereby appointed proxies to vote all shares (unless a lesser number is specified on the other side) of the stock of Sovran Self Storage, Inc. that are held of record by the undersigned on April 4, 2003 at the Annual Meeting of Shareholders of Sovran Self Storage, Inc., to be held at the The Mansion on Delaware Avenue, 414 Delaware Avenue., Buffalo, New York, on May 15, 2003 at 11:00 a.m., local time, and any adjournments thereof, with all powers the undersigned would possess if personally present, for the election of directors, on each of the other matters described in the Proxy Statement and otherwise in their discretion.

The shares represented by this Proxy will be voted as directed by the shareholders. If no direction is given, such shares will be voted for Proposals 1, 2 and 3.

Please return this proxy card promptly using the enclosed envelope.

(To be Signed on Reverse Side)

Annual Meeting of Shareholders
SOVRAN SELF STORAGE, INC.

May 15, 2003

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

YOUR CONTROL NUMBER IS [  ]

Please Detach and Mail in the Envelope provided

[ X ]Please mark your
votes as in this
example.

PLEASE MARK, SIGN, DATE & RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The Directors recommend a vote FOR election of all nominees and FOR proposals 2 and 3.

1.	ELECTION OF DIRECTORS: Nominees:

Robert J. Attea Kenneth F. Myszka John E. Burns Michael A. Elia Anthony P. Gammie Charles E. Lannon

[  ] FOR [  ] WITHHELD

For, except vote withheld from the following nominee(s):
_________________________________________
2.	Approval of Amendment to the 1995 Outside Directors' Stock Option Plan.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal year 2003.
	[ ] FOR	[ ] AGAINST	[ ] ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.
Change of Address/comments on reverse side [ ] I plan to attend the meeting [ ] I do not plan to attend the meeting [ ]

SIGNATURE(S)____________________________________ Date______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

SOVRAN SELF STORAGE, INC.
1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN

SECTION 1.
PURPOSE

          1.1     The purpose of the "SOVRAN SELF STORAGE, INC. 1995 OUTSIDE DIRECTORS' STOCK OPTION PLAN" (the "Plan") is to foster and promote the long-term financial success of the Company and materially increase stockholder value by enabling the Company to attract and retain the services of outstanding Outside Directors (as defined herein) whose judgment, interest, and special effort is essential to the successful conduct of its operations.

SECTION 2.
DEFINITIONS

          2.1     "Annual Award" means an Option for 3,500 shares of Stock.

          2.2     "Awards" means Annual Awards and Initial Awards.

          2.3     "Board" means the Board of Directors of the Company.

          2.4     "Company" means Sovran Self Storage, Inc., a Maryland corporation, and any successor thereto.

          2.5     "Disability" means total disability, which if the Outside Director were an employee of the Company, would be treated as a total disability under the terms of the Company's long-term disability plan for employees, as in effect from time to time.

          2.6     "Fair Market Value" on any date means the average of the high and low sales prices of a share of Stock as reflected in the report of consolidated trading of New York Stock Exchange-listed securities (or, if the Stock is not then listed on the New York Stock Exchange ("NYSE"), the principal public trading market for such shares) for that date (or if no shares of Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Stock were so traded) published in the Midwest Edition of The Wall Street Journal; provided, however, that if no shares of Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Stock shall be determined by the Board or its authorized Committee in such manner as it may deem appropriate.

          2.7     "Initial Award" means an Option for 3,500 shares of Stock.

          2.8     "Option" means the right to purchase Stock at a stated price for a specified period of time. All Options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code, as amended.

          2.9     "Outside Director" means each person who, on the date of an Initial Award or as of the close of the day on which an Annual Award is granted, is a director of the Company and who, as of such day, is not otherwise an officer or employee of the Company or any of its subsidiaries.

          2.10     "Stock" means the common stock of the Company, $.01 par value per share.

SECTION 3.
ELIGIBILITY AND PARTICIPATION

          Each Outside Director shall participate in the Plan.

SECTION 4.
STOCK SUBJECT TO PLAN

          4.1     Number. The total number of shares of Stock subject to Awards under the Plan may not exceed 150,000 shares, subject to adjustment pursuant to Section 4.3. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose.

          4.2     Canceled or Terminated Awards. Any shares of Stock subject to an Option which for any reason is canceled or terminated without the issuance of Stock shall again be available for Awards under the Plan.

          4.3     Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change in which the Company survives the transaction, the aggregate number of shares of Stock available for issuance hereunder or subject to Options and the respective exercise prices of outstanding Options shall be appropriately adjusted by the Board or its authorized Committee, whose determination shall be conclusive; provided, however, that any fractional shares resulting from any such adjustment shall be disregarded.

SECTION 5.
STOCK OPTIONS

          5.1     Grant of Options.

                    (a)     Initial Awards. Effective on the later of the date of the completion of the initial public offering of shares of Stock or the date the Outside Director is first elected or appointed to the Board, each Outside Director who has not previously been granted an Initial Award shall be granted an Initial Award.

                     (b)     Annual Awards. Thereafter, effective as of the close of each annual meeting of the stockholders of the Company, each Outside Director shall be granted an Annual Award.

                    (c)     Option Agreement. Each Option shall be evidenced by an Option agreement that shall specify the exercise price, the term of the Option, the number of shares of Stock to which the Option pertains and such other matters, not inconsistent herewith, as the Committee deems necessary or appropriate.

                    (d)     Limitations. All grants of Options under the Plan shall be subject to the availability of shares hereunder, and no Option shall be granted under the Plan to the extent necessary to prevent Outside Directors serving as the administrators of any of the Company's other stock option or employee benefit plans from failing to qualify as "disinterested persons" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

          5.2     Option Price. Each Option granted pursuant to the Plan shall have an exercise price equal to the Fair Market Value of a share of Stock on the date the Option is granted.

          5.3     Vesting and Exercise of Options.

                    (a)     Initial Awards. Options granted pursuant to an Initial Award under this Plan shall vest and become exercisable on the first anniversary of the date of grant.

                    (b)     Annual Awards. Options granted pursuant to an Annual Award under this Plan shall be immediately vested and exercisable on the date of grant.

                    (c)     Exercise Period. Options shall terminate and cease to be exercisable on the earlier of (i) the tenth anniversary of the date of the Option's grant, or (ii) the date on which the Outside Director to whom such Option was granted ceases for any reason to serve as a director of the Company; provided, however, that in the event an Outside Director ceases to serve as a director of the Company by reason of the Outside Director's Disability, death or mandatory resignation due to age, the Outside Director, or his or her personal representative, may exercise any outstanding Options not theretofore exercised, to the extent exercisable on the date of such Disability, death or resignation, during the one-year period following such Disability, death or resignation.

          5.4     Services as an Employee. Notwithstanding any other provision of the Plan, if an Outside Director becomes an employee of the Company or any of its subsidiaries (a "Former Outside Director"), the Former Outside Director shall be treated as continuing in service for purposes of this Plan, but shall not be eligible to receive Annual Awards while an employee or for one full year thereafter. If during this period of ineligibility the Former Outside Director ceases to be an employee, the provisions of Section 5.3(c) shall continue to be applicable.

          5.5     Exercise. Options may be exercised, in whole or in part and only to the extent then exercisable, by giving written notice of exercise to the Company accompanied by full payment of the Option price by one or more of the following methods of payment:

                    (a)     In cash, by certified or bank check or other instrument acceptable to the Board or its authorized committee;

                    (b)     In the form of shares of Stock that are not then subject to restrictions under any Company plan, if permitted by the Board or its authorized committee, in its discretion. Such surrendered shares shall be valued at Fair Market Value on the date of exercise; or

                    (c)           By the Outside Director delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option price; provided that in the event the Outside Director chooses to pay the Option price as so provided, the Outside Director and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

SECTION 6.
AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

          The Plan shall be administered in accordance with Rule 16b-3 by the Board or an authorized committee thereof (in which case all references to the Board shall refer to such committee while such committee administers this Plan), which shall make any determination under or interpretation of any provision of the Plan and any Option. Any of the foregoing actions taken by the Board shall be final and conclusive. The Board may terminate or suspend the Plan, and may amend and make such changes in and additions to the Plan (and, with the consent of the applicable Outside Director any outstanding Option) as it may deem proper and in the best interest of the Company; provided, however, that no such action shall adversely affect or impair any Options theretofore granted under the Plan without the consent of the applicable Outside Director; and provided further, however, that no amendment (i) increasing the maximum number of shares of Stock which may be issued under the Plan, except as provided in Section 4.3, (ii) extending the term of the Plan or any Option, (iii) changing the requirements as to eligibility for participation in the Plan, or (iv) otherwise requiring approval of stockholders under Rule 16b-3, shall be adopted without the approval of stockholders. Notwithstanding anything to the contrary herein, the Plan shall not be amended more than once in every six month period, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 7.
EFFECT OF CERTAIN TRANSACTIONS

          In the case of (a) the dissolution or liquidation of the Company, (b) a merger, reorganization or consolidation in which the Company is acquired by another person or in which the Company is not the surviving corporation, or (c) the sale of all or substantially all of the outstanding Stock or assets of the Company to another entity, the Plan and Options issued hereunder shall terminate on the effective date of such dissolution, liquidation, merger, reorganization, consolidation or sale, unless provision is made in such transaction for the assumption of Options theretofore granted under the Plan or the substitution for such Options of a new stock option of the successor corporation or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, such as provided in Section 4.3 of the Plan. In the event of any transaction which will trigger such termination, the Company shall give written notice thereof to the Outside Directors at least twenty days prior to the effective date of such transaction or the record date on which stockholders of the Company entitled to participate in such transaction shall be determined, whichever comes first. In the event of such termination, any unexercised portion of outstanding Options, which is vested and exercisable at that time, shall be exercisable for at least 15 days prior to the date of such termination; provided, however, that in no event shall any Option be exercisable after the applicable expiration date for the Option.

SECTION 8.
MISCELLANEOUS PROVISIONS

          8.1     Nontransferability of Awards. No Options may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Options granted to an Outside Director shall be exercisable during his lifetime only by him.

          8.2     Rights As A Stockholder. An Outside Director or a transferee of an Option shall not have any rights as a stockholder with respect to any shares of Stock issuable upon exercise of an Option until the date of the receipt of payment by the Company. No adjustments pursuant to Section 4.3 shall be made as to any Option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is after such date.

          8.3     No Guarantee of Membership. Nothing in the Plan shall confer upon an Outside Director the right to remain a member of the Board.

          8.4     Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of Options shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental or self-regulatory or other agencies as may be required.

          8.5     Term of Plan. The Plan shall be effective upon its approval by the stockholders of the Company. The Plan shall continue in effect, unless sooner terminated or suspended pursuant to Section 6, until the tenth anniversary of the date on which it is approved by the stockholders of the Company, so long as the total number of shares of Stock purchased under the Plan or subject to outstanding Options does not exceed the number of shares of Stock specified in Section 4.1, subject to adjustment pursuant to Section 4.3. Notwithstanding the foregoing, each Option granted under the Plan shall remain in effect until such Option has been exercised or has terminated in accordance with its terms and the terms of the Plan.

          8.6     Separability. In case any provision of the Plan shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          8.7     Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.